SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry info a Material Definitive Agreement

In September 2011, the Board of Directors of Vectren Corporation (the Company) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company with each of its directors and executive officers.  The indemnification agreements generally require the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person’s service to the Company as a director or executive officer, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful.  In addition, the Indemnification agreement provides for the Company to make advance payment of expenses to the indemnitee for attorney fees and/or court costs in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in the Indemnification Agreement, provided such person certifies he or she believes in good faith that the standard of conduct justifying advancement has been met, and he or she provides an undertaking agreeing to repay such advancement if there is an adjudication it was unjustified.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of the Indemnification Agreement which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

The exhibits listed below are filed herewith.

10.1	Vectren Corporation Director and Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
September 20, 2011
By:
M. Susan Hardwick Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Vectren Corporation Director and Officer Indemnification Agreement